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Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 9, 2012 with respect to the consolidated financial statements and financial highlights and Schedule 12-14 and our report dated April 2, 2012 with respect to the Senior Securities table of Main Street Capital Corporation contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the captions "Senior Securities", "Selected Financial Data" and "Independent Registered Public Accounting Firm".

/s/ GRANT THORNTON LLP

Houston, Texas
May 24, 2012

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  Exhibit (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM